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                                                                  EXHIBIT (n)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (Registration Nos. 333-109613 and 811-08561) of our report dated February 13, 2003 relating to the financial statements of American General Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/  PRICEWATERHOUSECOOPERS LLP
--------------------------------

Houston, Texas
January 23, 2004